UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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Aytu BioScience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other Than the Registrant)

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AYTU BIOSCIENCE, INC.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 31, 2020

To the Stockholders of Aytu BioScience, Inc.:

The 2020 Annual Meeting of Stockholders of Aytu BioScience, Inc. will be held at the Corporate Office at 373 Inverness Pkwy, Ste 206, Englewood, CO 80112, on March 31, 2020 , at 10:00 a.m. Mountain Standard Time, for the following purposes:

1.	To elect seven directors named in the proxy statement to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Plante & Moran, PLLC (“Plante Moran”) as our independent registered public accounting firm for the fiscal year ending June 30, 2020;

3.	To approve on an advisory basis, executive compensation (the “Say on Pay Proposal”);

4.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of any whole number up to 1-for-20, as determined by our board of directors, at any time before March 23, 2021 (or such other date that is one year after the date of our fiscal 2020 annual meeting of shareholders), if and as determined by our board of directors (the “Reverse Split Proposal”);

5.	To approve the adjournment of the Annual Meeting, if necessary, to continue to solicit votes for the Reverse Split Proposal (the “Adjournment Proposal”); and

6.	To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on February 25, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Englewood, Colorado for the 10 days prior to the meeting for review for any purposes related to the meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 31, 2020.  The proxy statement and annual report to shareholders are available at www.proxyvote.com. We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish these proxy materials (including an electronic proxy card for the meeting and our 2018 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the year ended June 30, 2019 the “2019 10-K”) to stockholders via the Internet. On or about March 13, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2019 10-K and how to vote. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Englewood, Colorado
Dated: March 4, 2020

By Order of the Board of Directors

/s/ Joshua Disbrow
Joshua R. Disbrow
Chairman and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE 2020 Annual Meeting

Q:	Who may vote at the meeting?

A:	Our Board of Directors has set February 25, 2020 as the record date for the annual meeting of stockholders. If you owned shares of our common stock at the close of business on February 25. 2020, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of February 25, 2020, there were 27,828,312 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Issuer Direct, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, you have the right to vote in person at the meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the Notice of Internet Availability of Proxy Materials.

Q:	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares of common stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

●	are present and entitled to vote in person at the meeting; or

●	properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	The six proposals to be voted on at the meeting are as follows:

1.	To elect the seven directors named in the proxy statement to serve until the 2020 Annual Meeting of Stockholders or until their successors have been elected and qualified;

2.	To ratify the appointment of Plante Moran as our independent registered public accounting firm for the fiscal year ending June 30, 2020;

3.	To approve the Say on Pay Proposal;

4.	To approve the Reverse Split Proposal;

5.	To approve the Adjournment Proposal; and

6.	To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	Can I access these proxy materials on the Internet?

A:	Yes. The Notice of Annual Meeting, Proxy Statement, and 2019 Annual Report to Stockholders (which is the 2019 10-K), are available for viewing, printing, and downloading at www.proxyvote.com. Our 2019 10-K is also available under the Investors—SEC Filings section of our website at www.aytubio.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.

Q:	How may I vote my shares in person at the meeting?

A:	If your shares are registered directly in your name with our transfer agent, Issuer Direct, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares as a stockholder of record or beneficially in street name, you may vote without attending the meeting. If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

●	Via the Internet by accessing the proxy materials on the secured website https://www.proxyvote.com and following the voting instructions on that website;

●	Via telephone by calling toll free 1-800-690-6903 in the United States and following the recorded instructions; or

●	By completing, dating, signing and returning a proxy card, if you received our proxy materials in the mail.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on March 30, 2020 . If stockholders have any questions or need assistance voting their proxy, please call David Green, our Chief Financial Officer, at our headquarters at 1-720-437-6580. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

●	Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary either before the meeting or at the meeting at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112;

●	Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary either before or at the meeting and before the taking of the vote, at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112;

●	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

●	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. Eastern Time on March 30, 2020 (your latest telephone or internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answers to the two previous questions.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the annual meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the annual meeting.

Q:	For how long can I access the proxy materials on the Internet?

A:	The Notice of Annual Meeting, Proxy Statement and 2019 10-K are also available, free of charge, in PDF and HTML format under the Investors—SEC Filings section of our website at www.aytubio.com and will remain posted on this website at least until the conclusion of the meeting.

AYTU BIOSCIENCE, INC.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MARCH 31, 2020

This proxy statement has been prepared by the management of Aytu BioScience, Inc. “We,” “our” and the “Company” each refers to Aytu BioScience, Inc.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice, this proxy statement, our 2019 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials will first be available on the Internet on or about March 13, 2020. We will mail a Notice of Internet Availability of Proxy Materials on or about March 13, 2020 to our stockholders of record and beneficial owners as of February 25, 2020, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock if you held shares as of the close of business on February 25, 2020. As of February 25, 2020, there were 27,828,312 shares of common stock outstanding and entitled to vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the outstanding shares of our capital stock entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. When a broker, bank, or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting, the broker, bank, or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-discretionary” matters with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-discretionary” matters.  This situation is commonly referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, or ABSTAIN with respect to any matters.

Assuming the presence of a quorum at the meeting:

●	The election of directors will be determined by a plurality of the votes cast at the meeting. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

●

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

●

The approval of the Say-on-Pay Proposal will require the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

●	The approval of the Reverse Split Proposal will require the affirmative vote of a majority of the total outstanding shares of our common stock as of the record date. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will effectively be a vote against this proposal.

●	The approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

We strongly encourage you to vote your shares promptly. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Attending the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please bring a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting our Board of Directors shall be determined solely and exclusively by resolution duly adopted from time to time by our Board. There are seven directors presently serving on our Board, and the number of directors to be elected at this annual meeting is seven. Our full Board has proposed the seven nominees listed below (who are our current directors) for re-election to the Board for a one-year term.

Our Board has determined that, under NASDAQ rules, all of our directors are independent, except for Mr. Disbrow, Mr. Mehta and Mr. Boyd. In addition to the specific bars to independence set forth in the NASDAQ rules, we also consider whether a director or his affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees are related by blood, marriage or adoption to any other nominee or any of our executive officers, except that Joshua Disbrow and Jarrett Disbrow, our Executive Vice President, Marketing & Market Access, are brothers.

Directors

Name	Age	Director Since	Position(s) with Aytu
Joshua R. Disbrow	44	January 2016	Chairman & Chief Executive Officer, Director
Gary V. Cantrell	64	July 2016	Director
Carl C. Dockery	57	April 2016	Director
John A. Donofrio, Jr.	52	July 2016	Director
Michael E. Macaluso	67	April 2015	Director
Ketan B. Mehta	58	November 2018	Director
Steven J. Boyd	39	March 2019	Director

Joshua R. Disbrow – Chairman and Chief Executive Officer

Joshua R. Disbrow has been employed by us since April 16, 2015 and a member of our Board of Directors since January 2016. Prior to the closing of the merger with Luoxis Diagnostics, Inc. and Vyrix Pharmaceuticals, Inc. that formed Aytu BioScience, Mr. Disbrow was the Chief Executive Officer of Luoxis since January 2013. Mr. Disbrow served as the Chief Operating Officer of Ampio Pharmaceuticals, Inc. (“Ampio”) from December 2012 until April 2015. Prior to joining Ampio, he served as the Vice President of Commercial Operations at Arbor Pharmaceuticals LLC (“Arbor”), a specialty pharmaceutical company, from May 2007 through October 2012. He joined Arbor as that company’s second full-time employee. Mr. Disbrow led the company’s commercial efforts from inception to the company’s acquisition in 2010 and growth to over $127 million in net sales in 2011. By the time Mr. Disbrow departed Arbor in late 2012, he handled the growth of the commercial organization to comprise over 150 people in sales, marketing sales training, managed care, national accounts, and other commercial functions. Mr. Disbrow has spent over 22 years in the pharmaceutical, diagnostic and medical device industries and has held positions of increasing responsibility in sales, commercialization, sales management, commercial operations and commercial strategy. Prior to joining Arbor, Mr. Disbrow served as Regional Sales Manager with Cyberonics, Inc., a medical device company focused on neuromodulation therapies from June 2005 through April 2007. Prior to joining Cyberonics he was the Director of Marketing at LipoScience Inc., an in vitro diagnostics company. Mr. Disbrow holds an MBA from Wake Forest University and BS in Management from North Carolina State University. Mr. Disbrow’s experience in executive management and marketing within the pharmaceutical industry, monetizing company opportunities, and corporate finance led to the conclusion that he should serve as a director of our Company in light of our business and structure.

Gary V. Cantrell – Director

Gary Cantrell joined our Board of Directors in July 2016. He has 30 years of experience in the life sciences industry ranging from clinical experience as a respiratory therapist to his current executive consulting business as Principal of Averaden, LLC, where he has served since July 2015. Prior to his service at Averaden, LLC, Mr. Cantrell consulted exclusively with Mayne Pharma Group Limited (“Mayne”) (ASX: MYX) as Business Development Executive focused on acquiring branded prescription assets for Mayne’s U.S. Specialty Brands Division, a position he held from July 2015 to October 2017. Mr. Cantrell served as CEO of Yasoo Health Inc. (“Yasoo”), a global specialty nutritional company from 2007 through June 2015, highlighted by the sale of its majority asset AquADEKs to Actavis Generics in March 2016. Previously, he was President of The Catevo Group, a U.S.-based healthcare consulting firm. Prior to that, he was Executive Vice President, Sales and Marketing for TEAMM Pharmaceuticals Inc., an Accentia Biopharmaceuticals company, where he led all commercial activities for a public specialty pharmaceutical business. His previous 22 years were at GlaxoSmithKline plc where he held progressively senior management positions in sales, marketing and business development. Mr. Cantrell is a graduate of Wichita State University and serves as an advisor to several emerging life science companies. He served as a director for Yasoo Health Inc., Yasoo Health Limited and Flexible Stenting Solutions, Inc., a leading developer of next generation peripheral arterial, venous, neurovascular and biliary stents, which was sold to Cordis, while a Division of Johnson & Johnson in March 2013. Mr. Cantrell served as a director of Vyrix from February 2014 to April 2015. Mr. Cantrell’s experience in consulting and executive management within the pharmaceutical industry led to the conclusion that he should serve as a director of our Company in light of our business and structure.

Carl C. Dockery – Director

Carl Dockery joined our Board of Directors in April 2016. Mr. Dockery is a financial executive with 30 years of experience as an executive in the insurance and reinsurance industry and more recently since 2006 as the founder and president of a registered investment advisory firm, Alpha Advisors, LLC. Mr. Dockery’s career as an insurance executive began in 1988 as an officer and director of two related and closely held insurance companies, including serving as secretary of Crossroads Insurance Co. Ltd. of Bermuda and as vice president of Gulf Insurance Co. Ltd. of Grand Cayman. Familiar with the London reinsurance market, in the 1990s, Mr. Dockery worked at Lloyd’s and the London Underwriting Centre brokering various types of reinsurance placements. Mr. Dockery served as a director of CytoDyn Inc. (OTCQB: CYDY), a biotechnology company, from September 2014 until September 2019. Mr. Dockery graduated from Southeastern University with a Bachelor of Arts in Humanities. Mr. Dockery’s financial expertise and experience, as well as his experience as a director of a publicly traded biopharmaceutical company, led to the conclusion that he should serve as a director of our Company in light of our business and structure.

John A. Donofrio, Jr. – Director

John Donofrio joined our Board of Directors in July 2016. He is a senior finance executive with over 25 years of experience in the pharmaceutical industry across a broad range of areas, including consolidated financial reporting, international accounting and internal controls, financial systems development and implementation, cost accounting, inventory management, supply chain, transfer pricing, budget and forecast planning, integration of mergers and acquisitions and business development. Since March 2019, he has served as the Chief Executive Officer of EPI Health, a privately-held specialty pharmaceutical company commercializing products in the dermatology market. Chief Financial Officer and Head of Business Development at TrialCard from March of 2018 to March 2019. TrialCard is a technology-driven pharmaceutical services company providing patient access and support programs to the pharmaceutical and biotechnology industries. Prior to joining TrialCard, Mr. Donofrio was the Chief Financial Officer and Head of North American Business Development for Merz North America, or Merz, from August 2013 to March 2018. Merz is a specialty healthcare company that develops and commercializes innovative treatment solutions in aesthetics, dermatology and neurosciences in the United States and Canada. At Merz, Mr. Donofrio was accountable for financial performance, cost management, business development and strategic business planning and analysis for the finance organization in North America. Prior to joining Merz, Mr. Donofrio served as Vice President, Stiefel Global Finance, U.S. Specialty Business and Puerto Rico for Stiefel, a GlaxoSmithKline plc company from July 2009 to July 2013. In that role, Mr. Donofrio was responsible for the financial strategy, management reporting, and overall control framework for the Global Dermatology Business Unit. He was also the Senior Finance Partner accountable for the U.S. Specialty Business Units of GlaxoSmithKline plc. Mr. Donofrio served as a director of Vyrix from February 2014 to April 2015. Mr. Donofrio holds a degree in Accounting from North Carolina State University. Mr. Donofrio’s financial expertise and experience in the pharmaceutical industry, led to the conclusion that he should serve as a director of our Company in light of our business and structure.

Michael E. Macaluso – Director

Michael Macaluso joined our Board of Directors in April 2015. Mr. Macaluso is also the Chairman and Chief Executive Officer of Ampio. Mr. Macaluso has been a member of Ampio’s board of directors since March 2010 and Ampio’s Chief Executive Officer since January 2012. Mr. Macaluso served in the roles of president and Chief Executive Officer of Isolagen, Inc. (AMEX: ILE) from June 2001 until September 2004. Mr. Macaluso also served on the board of directors of Isolagen from June 2001 until April 2005. From October 1998 until June 2001, Mr. Macaluso was the owner of Page International Communications, a manufacturing business. Mr. Macaluso was a founder and principal of International Printing and Publishing, a position Mr. Macaluso held from 1989 until 1997, when he sold that business to a private equity firm. Mr. Macaluso’s experience in executive management within the pharmaceutical industry, monetizing company opportunities, and corporate finance led to the conclusion that he should serve as a director of our Company in light of our business and structure.

Ketan B. Mehta – Director

Ketan Mehta joined our Board of Directors in November 2018. Mr. Mehta is the President and CEO and founder of Tris Pharma. Before founding Tris Pharma in 2000, Mr. Mehta worked for Capsugel (formerly a division of Pfizer) in sales, marketing and business development for eight years. Prior to Capsugel, he spent approximately six years as a pharmaceutical scientist for three different large pharmaceutical companies. Mr. Mehta is a pharmacist by education and holds an MS degree in Pharmaceutical Sciences from the University of Oklahoma. The Board of Directors believes that Mr. Mehta’s experience as a founder and CEO of a pharmaceutical company makes him a valuable member of the Board of Directors.

Steven J. Boyd

Steven Boyd joined our Board of Directors in March 2019. Mr. Boyd is the Chief Investment Officer and founder of Armistice, a hedge fund focused on the health care and consumer sectors based in New York City. Prior to founding Armistice, Mr. Boyd was a senior research analyst at Senator Investment Group, an associate at York Capital, an analyst at SAB Capital Management and an analyst at McKinsey & Company. Mr. Boyd is a graduate of the University of Pennsylvania, with degrees in economics and political science. He serves on the boards of directors of each of Cerecor Inc. and Eyegate Pharmaceuticals, Inc. The Board of Directors believes that Mr. Boyd’s experience in the capital markets and strategic transactions, and his focus on the healthcare industry makes him a valuable member of the Board of Directors. Mr. Boyd has elected to not receive any compensation for his board service.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR all seven of the director nominees listed above.

Unless marked otherwise, proxies received will be voted “for” the approval of all seven of the director nominees listed above.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents aggregate fees for professional services rendered by our previous independent registered public accounting firm, Plante & Moran (formerly known as EKS&H), all of which were approved by our full Board of Directors for fiscal 2018 and by the Audit Committee for fiscal 2019.

	Year Ended June 30,
	2019	2018
Audit fees (1)	154,000	223,000
Audit-related fees (2)	55,000	52,000
Tax fees (3)	-	-
Total Fees	209,000	275,000

(1)	Audit fees are comprised of annual audit fees and quarterly review fees. In 2018 we also completed a full audit of Nuelle upon the acquisition.

(2)	Audit-related fees for both fiscal year 2019 and 2018 were comprised of fees related to registration statements, including for our August 2017 private offering, S-3 filing, our March 2018 public offering, and October 2018 public offering, respectively.

(3)	Tax fees are comprised of tax compliance, preparation and consultation fees.

Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm, although it has no written policy on this matter. Prior to engagement of the independent registered public accounting firm for the following year’s audit, management will submit to the Audit Committee for approval a description of services expected to be rendered during that year for each of following four categories of services:

Audit services include audit work performed in audit of the annual financial statements, review of quarterly financial statements, reading of annual, quarterly and current reports, as well as work that generally only the independent auditor can reasonably be expected to provide.

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including the provisions of consents and comfort letters in connection with the filing of registration statements, due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

Other services are those associated with services not captured in the other categories. We generally do not request such services from our independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Vote Required

Ratification of the appointment of Plante Moran as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Plante Moran as our independent registered public accounting firm for the fiscal year ending June 30, 2020.

Unless marked otherwise, proxies received will be voted “for” the ratification of the appointment of Plante Moran as our independent registered public accounting firm for the fiscal year ending June 30, 2020.

PROPOSAL NO. 3 — SAY ON PAY PROPOSAL

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, the Board of Directors is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board values the opinion of our stockholders and will review and consider the voting results.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and Company and stockholder interests. We believe our compensation program is strongly aligned with the long-term interests of the Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described on pages 25 – 30 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of Aytu BioScience, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table for fiscal 2019, and the other related tables and disclosures.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board of Directors and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock as of the record date present or represented at the meeting is required to approve the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Recommendation

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR the Company’s executive compensation

PROPOSAL NO. 4 — REVERSE SPLIT PROPOSAL

The Board of Directors is recommending that the Company’s shareholders approve an amendment to the Company’s Certificate of Incorporation to permit the Board of Directors to effect a reverse stock split of our issued and outstanding common stock, as described below (the “Reverse Split”).

The form of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock will be substantially as set forth on Appendix B. Approval of the proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock by a ratio of any whole number up to 1-for-20, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Split and such amendment is filed with the Secretary of State of Delaware no later than one year after the date of our annual meeting. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock;

●	the continued listing requirements of the NASDAQ Capital Market;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Split determined by our Board of Directors, no less than two and no more than twenty shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. Holders will receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Certificate of Incorporation to effect a reverse stock split, if any, will include only the Reverse Split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

As of the date of this proxy statement, we are not in compliance with the minimum bid price requirement of NASDAQ Listing Rule 5550(a)(2). NASDAQ Listing Rule 5550(a) (2) requires that companies listed on the NASDAQ Capital Market maintain a minimum closing bid price of at least $1.00 per share.

Under NASDAQ Listing Rule 5810(c)(3)(A), the Company has a 180 calendar day grace period to regain compliance by meeting the continued listing standard. The continued listing standard will be met if the Company’s common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period.

The primary purpose of the Reverse Split is to increase the market price of our common stock so that we can meet the minimum bid price rule requirements of the NASDAQ Capital Market. As of February 19, 2020, the last reported closing price of the Company’s common stock was $0.73. A delisting of the Company’s common stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value, of, the common stock. In addition, any delisting may cause the common stock to be subject to “penny stock” regulations promulgated by the Securities and Exchange Commission. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If the Company’s common stock becomes subject to these regulations, the market price of the common stock and the liquidity thereof could be materially and adversely affected. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Split over the minimum bid price requirement of the NASDAQ Capital Market. In addition to increasing the market price of our common stock, the Reverse Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that approval of the Reverse Split is in the Company’s and our stockholders’ best interests.

Additionally, we believe that the Reverse Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

We cannot be sure that our share price will comply with the requirements for continued listing of our shares of common stock on the NASDAQ Capital Market in the future or that we will comply with the other continued listing requirements. If our shares of common stock are delisted from the NASDAQ Capital Market, we believe that our shares of common stock would likely be eligible to be quoted on the OTCQB, an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered not to be as efficient as, and not as broad as, the NASDAQ Capital Market. Selling our shares of common stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers would have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

A delisting from the NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

The market price of our common stock will also be affected by our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Split. If a certificate of amendment effecting the Reverse Split has not been filed with the Secretary of State of the State of Delaware within one year after the 2020 annual meeting, our Board of Directors will abandon the Reverse Split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Split determined by our Board of Directors, a minimum of two and a maximum of twenty shares of existing common stock will be combined into one new share of common stock. Based on 26,828,490 shares of common stock issued and outstanding as of February 19, 2020, immediately following the Reverse Split the Company would have approximately 13,414,245 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 1-for-2, and 1,341,425 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 1-for-20. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 1,341,425 and 13,414,245 shares.

The actual number of shares issued after giving effect to the Reverse Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share, as a result of the Reverse Split, will be rounded up to the next whole number. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power.

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Following the Reverse Split, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Authorized Shares of Common Stock

The Reverse Split will not affect the number of authorized shares of the Company’s common stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of common stock will be reduced under the Reverse Split by the ratio as determined by the board, the number of authorized but unissued shares will increase. The Reverse Split will not have an effect on the number of authorized shares of preferred stock, which would remain at 50,000,000 shares of preferred stock, par value $0.0001. While we currently have no specific understandings, arrangements or agreements with respect to any future actions that would require us to issue a material amount of the additional new shares of our common stock, in light of our potential need for additional financing in the future, our board is requesting stockholders to provide the flexibility to issue additional shares in the future if and as needed.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Reverse Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse split common stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company will not issue fractional shares in connection with the reverse stock split. Therefore, the Company will not issue certificates representing fractional shares. Stockholders will receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The ownership of a fractional share interest following the Reverse Split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number, as described above.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments will generally be required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise or conversion, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted.

Accounting Matters

The amendment to the Company’s Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, following the Reverse Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. No gain or loss will be recognized by us as a result of the reverse stock split.

What dilutive effect will the Reverse Split have?

Following the effective time of the Reverse Split, there will be an increase in the number of authorized but unissued shares of our common stock. Additional shares of common stock, if issued, will have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders.

Certain Risks Associated with the Reverse Split

Our Board of Directors believes that the Reverse Split will increase the price level of our shares of common stock and, as a result, may enable the Company to regain compliance with NASDAQ Listing Rule 5550(a)(2) . There are a number of risks associated with the Reverse Split, including as follow:

●	The Board cannot predict the effect of the Reverse Split upon the market price for our shares of Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied. The Company has experienced a significant decline in its market price in each of its last reverse stock splits and may likely experience a similar decline in market price in relation to this Reverse Split as well.

●	The market price per share of Common Stock after the Reverse Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. If the market price of our shares of Common Stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. Moreover, in the future, the market price of our Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split.

●	The market price of our shares of Common Stock may also be affected by the Company’s performance and other factors, the effect of which the Board cannot predict.

●	Although our Board of Directors believes that a higher stock price may help generate the interest of new investors, the Reverse Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the Reverse Split and there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above.

●	The Reverse Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock. Consequently, the market price per post-Reverse Split shares may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the Reverse Split. Accordingly, the total market capitalization of our shares of Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

●	In the future, the market price of the shares of our Common Stock following the Reverse Split may not exceed or remain higher than the market price of the shares of our Common Stock prior to the Reverse Split.

●	If the Reverse Split is effected and the market price of the shares of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Split. Additionally, the liquidity of the shares of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Split.

●	The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Vote Required

Approval of the Reverse Split requires the receipt of the affirmative vote of a majority of our outstanding shares of common stock issued and outstanding as of the record date. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will effectively be a vote against this proposal.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the Reverse Split Proposal.

PROPOSAL NO. 5 — ADJOURNMENT PROPOSAL

Overview

In order to ensure that approval of the Reverse Split Proposal is obtained, the Board wishes to seek approval of a proposal to adjourn the Annual Meeting, if necessary, to solicit more votes in favor of the Reverse Split Proposal.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the Adjournment Proposal.

Unless marked otherwise, proxies received will be voted “for” the approval of the Adjournment Proposal.

CORPORATE GOVERNANCE

Information about the Board of Directors

Board Composition

Our Board of Directors currently consists of six members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

Joshua Disbrow has served as our Chief Executive Officer since April 2015 and as the Chairman of our Board since July 2016. Our Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for us at that time.

Selection of Nominees for our Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our Company and stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, our Board will evaluate whether the nominee’s skills are complementary to the existing directors’ skills and our Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by our Board to determine whether they meet the minimum qualifications and whether they will satisfy our Board’s needs for specific expertise at that time.

No stockholder has nominated anyone for election as a director at this annual meeting.

Certain Related Person Transactions

Below we describe transactions since July 1, 2018 to which we have been or are a participant, including currently proposed transactions, in which the amount involved in the transaction exceeds $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest.

Armistice Warrant Exchange

On November 29, 2018, Aytu issued a $5.0 million promissory note (the “Note”) to Armistice Capital Master Fund Ltd. (“Armistice”). The Note was collateralized by the future revenue stream from the products licensed to the Company under the Tris License Agreement between the Company and TRIS. The Note carried an annual interest rate of 8% and had a three-year term with principal and interest payable at maturity. The Company had the right, in its sole discretion, to repay the Note without penalty at any time after December 29, 2018. During the quarter ended June 30, 2019, the Company and Armistice agreed to, and the shareholders approved to, exchange the entire Note for (i) 3.2 million shares of common stock, (ii) 2.75 million of shares of non-voting Series E preferred stock, and (iii) 4.4 million warrants.

TRIS License Agreement

On November 2, 2018, we entered into a License, Development, Manufacturing and Supply Agreement (the “Agreement”) with TRIS Pharma, Inc. (“TRIS”). Pursuant to the Agreement, TRIS granted to the Company an exclusive license in the United States related to Tuzistra XR. In addition, TRIS has agreed to grant an exclusive license in the United States related to a complementary antitussive referred to as “CCP-08” (together with Tuzistra XR, the “Products”) for which marketing approval has been sought by TRIS under a New Drug Application filed with the FDA. As consideration for the license granted, the Company made an upfront cash payment to TRIS and also issued to TRIS shares of Series D Convertible Preferred Stock. Additionally, the Company will pay TRIS milestone payments and certain royalty fees through the term for Tuzistra XR and CCP-08. The Agreement may be terminated by either the Company or TRIS on the occurrence of a material breach of the Agreement and will terminate according to its terms upon expiration of the final royalty payment obligation to TRIS. Mr. Mehta, the Founder and Chief Executive Officer of TRIS is a member of our Board of Directors.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee consists of Mr. Donofrio (Chair), Mr. Dockery, and Mr. Macaluso. Our Compensation Committee consists of Mr. Macaluso (Chair), Mr. Cantrell, Mr. Dockery and Mr. Donofrio. Our Nominating and Governance Committee consists of Mr. Dockery (Chair), Mr. Macaluso and Mr. Donofrio.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at http://aytubio.com under the “Investor Relations—Corporate Governance” tab.

Audit Committee

Our Audit Committee consists of Mr. Donofrio (Chair), Mr. Dockery and Mr. Macaluso. The Audit Committee held 4 meetings during the year ended June 30, 2019. Each of Mr. Donofrio, Mr. Dockery and Mr. Macaluso satisfies the independence requirements of Rule 803(A)(2) of the NASDAQ listing rules and SEC Rule 10A-3. Our Audit Committee is responsible for, among other things:

●	appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

●	reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor's independence;

●	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

●	establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

●	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary;

●	determining compensation of the independent auditors and of advisors hired by the Audit Committee and ordinary administrative expenses;

●	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

●	monitoring and evaluating the independent auditor's qualifications, performance, and independence on an ongoing basis;

●	reviewing reports to management prepared by the internal audit function, as well as management's response;

●	reviewing and assessing the adequacy of the formal written charter on an annual basis;

●	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

●	handling such other matters that are specifically delegated to the Audit Committee by our board from time to time.

Our Board has determined that Mr. Donofrio qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The designation does not impose on Mr. Donofrio any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our board of directors.

AUDIT COMMITTEE REPORT

The Audit Committee engages the independent registered public accounting firm, reviews with such firm the plans and results of any audits, reviews other professional services provided by such firm, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews with management its evaluation of the Company’s internal control structure.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for fiscal year 2019 with management and Plante Moran, the Company’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2019 were prepared in accordance with U.S. generally accepted accounting principles. In addition, the Audit Committee has discussed with Plante Moran the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter from such firm required by applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019 for filing with the SEC.

Audit Committee

Mr. Donofrio (Chair),

Mr. Dockery

Mr. Macaluso

Compensation Committee

Our Compensation Committee consists of Mr. Macaluso, Mr. Cantrell, Mr. Dockery and Mr. Donofrio. The Compensation Committee held 4 meetings during the year ended June 30, 2019. Each of Mr. Macaluso, Mr. Cantrell, Mr. Dockery and Mr. Donofrio satisfies the independence requirements of the NASDAQ listing rules. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

●	reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

●	reviewing and making recommendations, on an annual basis, to the board with respect to director compensation;

●	reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports;

●	reviewing and assessing, periodically, the adequacy of the formal written charter; and

●	such other matters that are specifically delegated to the Compensation Committee by our board from time to time.

Pursuant to its written charter, our Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. The Compensation Committee did not engage the services of outside advisors during fiscal year 2019. Additionally, our Compensation Committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Mr. Dockery (Chair), Mr. Cantrell and Mr. Donofrio. The Nomination and Governance Committee did not hold any meetings during the year ended June 30, 2019. Each of Mr. Dockery, Mr. Cantrell and Mr. Donofrio satisfies the independence requirements of the NASDAQ listing rules. It is responsible for, among other things:

●	identifying and screening candidates for our board, and recommending nominees for election as directors;

●	establishing procedures to exercise oversight of the evaluation of our Board and management;

●	reviewing the structure of our Board’s committees and recommending to our Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

●	developing and reviewing our code of conduct, evaluating management's communication of the importance of our code of conduct, and monitoring compliance with our code of conduct;

●	reviewing and assessing the adequacy of the formal written charter on an annual basis; and

●	generally advising our Board on corporate governance and related matters.

Risk Oversight

Our Board of Directors is responsible for our Company’s risk oversight. In fulfilling that role, our Board focuses on our general risk-management strategy and the most significant risks facing our Company, and ensures that risk-mitigation strategies are implemented by management. Our Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our Board seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices.

Family Relationships

Jarrett T. Disbrow, our Executive Vice President, Marketing & Market Access, is the brother of Joshua R. Disbrow, our Chairman and Chief Executive Officer. There are no other family relationships among or between any of our current or former executive officers and directors.

Executive Officers

Our executive officers are as follows:

Name	Age	Position

Joshua R. Disbrow	44	Chairman and Chief Executive Officer
David A. Green	57	Chief Financial Officer, Secretary, and Treasurer

Biographical information regarding Joshua R. Disbrow is set forth above.

David A. Green – Chief Financial Officer, Secretary and Treasurer

Mr. Green has served as our Chief Financial Officer, Secretary and Treasurer since December 18, 2017. Prior to joining the Company, Mr. Green served as Chief Accounting Officer from May 2016 until February 2017 at Intarcia Therapeutics, Inc., a biopharmaceutical company currently engaged in late stage clinical development. Mr. Green was a Consultant at DAG Advisors, a position he held October 2014 to May 2016. From February 2012 until October 2014, he was Chief Financial Officer of Catheter Connections, a commercial-stage medical device company that was acquired by Merit Medical. Preceding Catheter Connections, Mr. Green was CFO at Specialized Health Products International, a publicly traded medical device company that was acquired by C.R. Bard. Prior to his time serving in senior financial leadership roles at commercial-stage specialty life sciences companies, Mr. Green was a Managing Director at Duff & Phelps, a global investment banking and corporate finance advisory firm for nearly a decade. Mr. Green was also a founding member of Ernst & Young's Palo Alto Center for Strategic Transactions, where he advised the firm's clients on using strategic transactions to accelerate growth. Mr. Green earned a Bachelor of Science from the State University of New York, and a Master of Business Administration from the University of Rochester, and is a Certified Public Accountant.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Code of Ethics

We have adopted a written code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer. We intend to disclose any amendments to, or waivers from, our code of ethics that are required to be publicly disclosed pursuant to rules of the SEC by filing such amendment or waiver with the SEC. This code of ethics and business conduct can be found in the Investors—Corporate Governance section of our website, http://aytubio.com.

Anti-Hedging Policy

Our Insider Trading Policy discourages employees, including executive officers, and their family members, from engaging in hedging activities or holding our securities in margin accounts, as well as pledging of our securities as collateral for loans.

Information Regarding Meetings of the Board

The business of our Company is under the general oversight of our Board of Directors as provided by the Delaware General Corporation Law and our bylaws. During the fiscal year ended June 30, 2019, our Board held five meetings and also conducted business by written consent. Except for Mr. Boyd, who joined in the Board in March 2019, each person who was a director during fiscal 2018 attended at least 75% of the Board meetings and the committees on which he served. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so.

We have not adopted a policy with regard to board members’ attendance at annual meetings of stockholders. Except for Mr. Boyd, who joined the Board in March 2019, and Mr. Mehta, who joined the Board in November 2018, all of our directors attended our 2018 annual meeting of stockholders.

Director Independence

Four of our seven directors are independent under the NASDAQ listing rules. The other directors, Joshua Disbrow, Ketan Mehta and Steven Boyd, are not independent.

Stockholder Proposals and Communications with the Board

Our bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us. These notice deadlines are the same as those required by the SEC’s Rule 14a-8.

Pursuant to the bylaws, a stockholder’s notice must set forth among other things: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder; and (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

There have been no changes to these nominating procedures since the adoption of the bylaws.

Stockholders who wish to communicate with our Board of Directors or with specified individual directors may do so directly by writing to:

Board of Directors (or name of individual director)
c/o Secretary
Aytu BioScience, Inc.
373 Inverness Parkway, Suite 206
Englewood, Colorado 80112

We will forward all communications from stockholders to our full Board of Directors, to non-management directors or to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

DIRECTOR COMPENSATION

Our current compensation package for non-employee directors, effective July 1, 2017, consists of: an annual cash retainer of $40,000 for the board chair, $25,000 for each other director, $10,000 for each committee chair and $5,000 for each other committee member; a grant of 65,000 restricted shares of stock upon appointment to the board; and an annual stock option grant of 15,000 shares thereafter.

The following table provides information regarding all compensation paid to non-employee directors of our Company during the fiscal year ended June 30, 2019

Name	Fees Earned or Paid in Cash	All Other Compensation (1)	Total
Gary V. Cantrell (2)	$41,875	$194,850	$236,725
Carl C. Dockery (2)	$45,000	$194,850	$239,850
John A. Donofrio Jr (2)	$45,000	$194,850	$239,850
Michael E. Macaluso (2)	$28,125	$259,800	$287,925
Ketan B. Mehta (2)	$14,583	$84,435	$99,018
Steven J. Boyd (2)	$-	$-	$-

(1)	This column reflects the aggregate grant date fair value of restricted stock.

(2)

As of June 30, 2019, the number of restricted shares held by each non-employee director was as follows: 152,663 restricted shares for Mr. Cantrell; 152,663 restricted shares for Mr. Dockery; 152,663 restricted shares for Mr. Donofrio; 202,663 restricted shares for Mr. Macaluso; 65,000 restricted shares for Mr. Mehta.

EXECUTIVE COMPENSATION

In accordance with Item 402 of Regulation S-K promulgated by the SEC, we are required to disclose certain information regarding the makeup of and compensation of our Company’s named executive officers. In establishing executive compensation, our Board of Directors is guided by the following goals:

●	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the executive officers for work required for a company of our size and scope;

●	compensation should align the executive officers’ interests with the long-term interests of stockholders; and

●	compensation should assist with attracting and retaining qualified executive officers.

Summary Compensation Table

The following table sets forth all cash compensation earned, as well as certain other compensation paid or accrued for the years ended June 30, 2019 and 2018 to each of the following named executive officers.

Name and Principal	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Award ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Position (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Named Executive Officers

Joshua R. Disbrow
Chief Executive Officer	2019	$330,000	$135,000	$578,705	$-	$-	$-	$-	$1,043,705
since December 2012	2018	$303,000	$-	$303,000	$-	$-	$-	$-	$606,000

Jarrett T. Disbrow
Chief Operating Officer	2019	$250,000	$105,000	$438,413	$-	$-	$-	$-	$793,413
since April 2015	2018	$250,000	$-	$202,000	$-	$-	$-	$-	$452,000

David A. Green (2)
Chief Financial Officer, Secretary	2019	$250,000	$95,000	$340,988	$-	$-	$-	$-	$685,988
and Treasurer, since December 2017	2018	$135,000	$-	$152,000	$-	$-	$-	$-	$287,000

Gregory A. Gould (3)
Chief Financial Officer	2019	$-	$-	$-	$-	$-	$-	$-	$-
	2018	$96,000	$-	$-	$-	$-	$-	$-	$96,000

(1)	Option awards are reported at fair value at the date of grant. See Item 15 of Part IV, “Notes to the Financial Statements — Note 9 — Fair Value Considerations.”

(2)	Mr. Green was appointed Chief Financial Officer, Secretary and Treasurer full time effective December 18, 2017.

(3)	Mr. Gould was appointed Chief Financial Officer, Secretary and Treasurer full time effective June 16, 2017 and he resigned in November 2017.

Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. Executives are reimbursed for business expenses directly related to Aytu business activities, such as travel, primarily for business development as we grow and expand our product lines. On average, each executive incurs between $1,000 to $3,000 of out-of-pocket business expenses each month. The executive management team meets weekly and determines which activities they will work on based upon what we determine will be the most beneficial to our Company and our shareholders. No interest is paid on amounts reimbursed to the executives.

In July 2016, our Board of Directors approved a common stock option repricing program whereby previously granted and unexercised options held by our then current employees, consultants and directors with exercise prices above $120.00 per share were repriced on a one-for-one basis to $64.60 per share which represented the per share fair value of our common stock as of the date of the repricing. There was no other modification to the vesting schedule of the previously issued options. As a result, 15,803 unexercised options originally granted to purchase common stock at prices ranging from $134.40 to $362.40 per share were repriced under this program.

In March 2017, our Board of Directors approved a common stock option repricing program whereby all previously granted and unexercised options were repriced on a one-for-one basis to $16.40 per share which represented the closing price of our common stock as of the date of the repricing. There was no other modification to the vesting schedule of the previously issued options. As a result, 36,834 unexercised options originally granted to purchase common stock at prices ranging from $64.60 to $1,051.20 per share were repriced under this program.

Outstanding Equity Awards

The following table contains certain information concerning outstanding equity awards for the named executive officers as of June 30, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentie Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Named Executive Officers

Joshua R. Disbrow	125	-	-	$328.00	11/11/2025	453,475	$857,068	-	$-
Joshua R. Disbrow	100	50	-	$328.00	7/7/2026	-	$-	-	$-
Jarrett T. Disbrow	125	-	-	$328.00	11/11/2025	342,913	$648,106	-	$-
Jarrett T. Disbrow	100	50	-	$328.00	7/7/2026	-	$-	-	$-
David A. Green	-	-	-	$-		266,250	$503,213	-	$-

(1)	Based on $1.89 per share which was the closing price of our common stock on NASDAQ on June 28, 2019, the last trading day of that fiscal year.

Employment Agreements

We have entered into an employment agreement with each of Joshua Disbrow, Jarrett Disbrow, and David Green in connection with their employment.

Joshua Disbrow

Joshua Disbrow’s agreement is for a term of 24 months beginning on April 16, 2019, subject to termination by us with or without Cause or as a result of officer’s disability, or by the officer with or without Good Reason (as discussed below). Mr. Disbrow is entitled to receive $330,000 in annual salary subject to increases based upon recommendation from the compensation committee, plus a discretionary performance bonus with a target of 125% of his base salary. Mr. Disbrow’s base salary was increased to $380,000 on [date] upon the recommendation of the compensation committee. Mr. Disbrow is also eligible to participate in the benefit plans maintained by us from time to time, subject to the terms and conditions of such plans.

Jarrett Disbrow

Jarrett Disbrow’s agreement is for a term of 24 months beginning on April 16, 20197, subject to termination by us with or without Cause or as a result of officer’s disability, or by the officer with or without Good Reason (as discussed below). Mr. Disbrow is entitled to receive $250,000 in annual salary subject to increases based upon recommendation from the compensation committee, plus a discretionary performance bonus with a target of 125% of his base salary. Mr. Disbrow’s base salary was increased to $280,000 on [date] upon the recommendation of the compensation committee. Mr. Disbrow is also eligible to participate in the benefit plans maintained by us from time to time, subject to the terms and conditions of such plans.

David Green

We entered into an employment agreement with David Green, effective December 18, 2017, to serve as our Chief Financial Officer. The agreement is subject to termination by us with or without Cause (as defined below) or as a result of Mr. Green’s disability, or by Mr. Green with or without Good Reason (as defined below). Mr. Green is entitled to receive $250,000 in annual salary, plus a discretionary performance bonus with a target of 50% of his base salary, based on his individual achievements and company performance objectives established by the board or the compensation committee in consultation with Mr. Green. Mr. Green’s salary was increased to $260,000 on [date] upon the recommendation of the compensation committee. Mr. Green is also eligible to participate in the benefit plans maintained by us from time to time, subject to the terms and conditions of such plans.

Payments Provided Upon Termination for Good Reason or Without Cause

Pursuant to the employment agreements, in the event the officer’s employment is terminated without Cause by us or the officer terminates his employment with Good Reason, we will be obligated to pay him any accrued compensation and a lump sum payment. In the case of Joshua and Jarrett Disbrow, the lump sum payment is equal to two times the executive’s base salary in effect at the date of termination, as well as continued participation in the health and welfare plans for up to two years. In the case of David Green, the lump sum payment is equal to 100% of the executive’s base salary in effect at the date of termination, as well as continued participation in the health and welfare plans for up to one year. All vested stock options shall remain exercisable from the date of termination until the expiration date of the applicable award. So long as a Change in Control is not in effect, then all options which are unvested at the date of termination Without Cause or for Good Reason shall be accelerated as of the date of termination such that the number of option shares equal to 1/24th the number of option shares multiplied by the number of full months of such officer’s employment shall be deemed vested and immediately exercisable by the officer. Any unvested options over and above the foregoing shall be cancelled and of no further force or effect, and shall not be exercisable by such officer.

“Good Reason” with respect to the agreements means, without the officer’s written consent, there is:

●	a material reduction in the officer’s overall responsibilities or authority, or scope of duties (it being understood that the occurrence of a Change in Control shall not, by itself, necessarily constitute a reduction in the officer’s responsibilities or authority);

●	a material reduction of the level of the officer’s compensation (excluding any bonuses) (except where there is a general reduction applicable to the management team generally, provided, however, that in no case may the base salary be reduced below certain specified amounts); or

●	a material change in the principal geographic location at which the officer must perform his services.

“Cause” with respect to the agreements means:

●	conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime, other than a traffic violation or a misdemeanor;

●	willful malfeasance or willful misconduct by the officer in connection with his employment;

●	gross negligence in performing any of his duties;

●	willful and deliberate violation of any of our policies;

●	unintended but material breach of any written policy applicable to all employees adopted by us which is not cured to the reasonable satisfaction of the board;

●	unauthorized use or disclosure of any proprietary information or trade secrets of us or any other party as to which the officer owes an obligation of nondisclosure as a result of the officer’s relationship with us;

●	willful and deliberate breach of his obligations under the employment agreement; or

●	any other material breach by officer of any of his obligations which is not cured to the reasonable satisfaction of the board.

The severance benefits described above are contingent on each officer executing a general release of claims.

Payments Provided Upon a Change in Control

Pursuant to the employment agreements, in the event of a Change in Control of us, all stock options, restricted stock and other stock-based grants granted or may be granted in the future by us to the officers will immediately vest and become exercisable.

“Change in Control” means: the occurrence of any of the following events:

●	the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (the “Acquiring Person”), other than us, or any of our Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3- promulgated under the Exchange Act) of 50% or more of the combined voting power or economic interests of the then outstanding voting securities of us entitled to vote generally in the election of directors (excluding any issuance of securities by us in a transaction or series of transactions made principally for bona fide equity financing purposes); or

●	the acquisition of us by another entity by means of any transaction or series of related transactions to which we are party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any issuance of securities by us in a transaction or series of transactions made principally for bona fide equity financing purposes) other than a transaction or series of related transactions in which the holders of the voting securities of us outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in us held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of us or such other surviving or resulting entity (or if we or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or

●	the sale or other disposition of all or substantially all of the assets of us in one transaction or series of related transactions.

Our only obligation to Joshua Disbrow and Jarrett Disbrow had a Change in Control occurred as of June 30, 2019, would have been the acceleration of the vesting of all options held by them at that date. On June 30, 2019, the closing price of our common stock was below the exercise price for all of the options held by Joshua Disbrow and Jarrett Disbrow and therefore there would have been no economic benefit to them upon the acceleration of vesting of those options.

David A. Green’s employment agreement may be terminated by the Company with or without Cause, as defined in the employment agreement, or as a result of employee’s Disability, as defined in the employment agreement, or by Mr. Green with or without Good Reason, as defined in the employment agreement. Pursuant to the terms of the employment agreement, if the Company ends the term for Cause, if Mr. Green resigns for reasons other than Good Reason, or if Mr. Green dies while employed by the Company, he will be entitled to his Accrued Compensation, as defined in the employment agreement. In the event the Company terminates Mr. Green’s employment without Cause, or because of Disability, or Mr. Green terminates employment with Good Reason, he shall be entitled to his Accrued Compensation, as defined in the employment agreement, and a lump sum equal to 100% of this base salary as well as continued participation in our health and welfare plans for up to twelve months. In addition, Mr. Green’s restricted shares shall vest in accordance with the terms of the restricted stock agreement.

The employment agreement further provides that, upon the occurrence of a Change of Control, as defined therein, all stock options, restricted stock and other stock-based grants issued to Mr. Green shall immediately and irrevocably vest and become exercisable upon the occurrence of a Change of Control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of February 15, 2019 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

●	each named executive officer and each director; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Aytu BioScience Inc., 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 3, 2019 through the exercise of any stock option. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. All unvested restricted stock awards are included in each holder's beneficial ownership as holders are entitled to voting rights upon issuance of the restricted stock awards. Applicable percentages are based on 29,307,079 shares of common stock outstanding on March 3, 2020.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Armistice Capital, LLC(1)	23,777,098	*53.00%

Directors and Named Executive Officers:
Joshua R. Disbrow(2)	547,830	1.87%
Jarrett T. Disbrow(3)	377,256	1.29%
David A. Green(4)	274,580	+	%
Michael E. Macaluso(5)	202,842	+	%
Carl C. Dockery(6)	154,795	+	%
Gary Cantrell(7)	152,878	+	%
John Donofrio(8)	152,701	+	%
Ketan B. Mehta(9)	75,000	+	%
All directors and executive officers as a group (eight persons)	1,937,883	6.60%

*	Disregards beneficial ownership limitation.
+	Represents beneficial ownership of less than 1%.

(1)	Consists of (i) 8,220,715 shares, (ii) 5,000 shares of Series F convertible preferred stock (convertible into 5,000,000 shares of common stock pending stockholder approval), (iii) 1,918,587 shares of Series H convertible preferred stock and (iv) 13,632,796 shares issuable upon the exercise of warrants, including 5,000,000 shares exercisable under a cashless exercise provision. Ownership amounts for Armistice Capital, LLC disregard the current agreement between Aytu and Armistice Capital, LLC limiting at any given time the ability of Armistice Capital, LLC to own more than 40% of the outstanding common stock.

(2)	Consists of (i) 71,573 shares, (ii) 453,475 restricted shares, (iii) 225 vested options to purchase shares of stock, and (iv) 22,557 shares issuable upon the exercise of warrants. Does not include 116 shares held by an irrevocable trust for estate planning in which Mr. Disbrow is a beneficiary. Mr. Disbrow does not have or share investment control over the shares held by the trust, Mr. Disbrow is not the trustee of the trust (nor is any member of Mr. Disbrow’s immediate family) and Mr. Disbrow does not have or share the power to revoke the trust. As such, under Rule 16a-8(b) and related rules, Mr. Disbrow does not have beneficial ownership over the shares purchased and held by the trust.

(3)	Consists of (i) 16,562 shares, (ii) 342,913 restricted shares, (iii) shares underlying 225 vested options to purchase shares of common stock and (iv) 17,556 shares issuable upon the exercise of warrants. Does not include 116 shares held by an irrevocable trust for estate planning in which Mr. Disbrow is a beneficiary. Mr. Disbrow does not have or share investment control over the shares held by the trust, Mr. Disbrow is not the trustee of the trust (nor is any member of Mr. Disbrow’s immediate family) and Mr. Disbrow does not have or share the power to revoke the trust. As such, under Rule 16a-8(b) and related rules, Mr. Disbrow does not have beneficial ownership over the shares purchased and held by the trust.

(4)	Consists of (i) 5,000 shares, (ii) 266,250 restricted shares, and (iii) 3,330 shares issuable upon the exercise of warrants.

(5)	Consists of (i) 75 shares, (ii) 202,663 restricted shares, and (iii) vested options to purchase 105 shares of common stock.

(6)	Consists of (i) 152,663 restricted shares, (ii) shares underlying vested options to purchase 38 shares of common stock, and (iii) 2,094 shares held by Alpha Venture Capital Partners, L.P Mr. Dockery is the President of the general partner of Alpha Venture Capital Partners, L.P. and therefore may be deemed to beneficially own the shares beneficially owned by Alpha Venture Capital Partners, L.P.

(7)	Consists of (i) 152,663 restricted shares, (ii) 177 shares, and (iii) vested options to purchase 38 shares of common stock.

(8)	Consists of (i) 152,663 restricted shares, and (ii) vested options to purchase 38 shares of common stock.

(9)	Consists of (i) 75,000 restricted shares.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Company business to the Board in care of our Corporate Secretary at our principal executive offices located at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. The Secretary will forward all such communications to the addressee.

AUDITOR MATTERS

Our Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended June 30, 2019, which were audited by Plante Moran (formerly known as EKS&H LLLP), our prior independent registered public accounting firm. Our Audit Committee discussed with Plante Moran the matters required to be discussed pursuant to Auditing Standards 16, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Our Audit Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended June 30, 2019 were compatible with maintaining Plante Moran’s independence.

Based on the review and discussions referred to in the foregoing paragraph, our Audit Committee approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for filing with the SEC.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Under our bylaws, stockholder proposals to be considered at our 2021 Annual Meeting must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, or if no annual meeting was held in the prior year, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us. Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2020 Annual Meeting of Stockholders, it must be delivered to our Corporate Secretary at our principal executive offices; provided, however, that if the date of the 2021 Annual Meeting is more than 30 days before or after the anniversary date of the 2020 Annual Meeting, notice by the stockholder must be delivered a reasonable time before the company begins to print and send its proxy materials. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to David Green, Corporate Secretary, Aytu BioScience, Inc., 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112.

COSTS OF PROXY SOLICITATION

Our directors, officers and employees may solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. In addition, we engage a proxy solicitor to assist in the solicitation of proxies and provide related advice proxy process advice and informational support, for a services fee, plus the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (720) 437-6580 or by mailing a request to 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended June 30, 2019 and 2018. You can request a copy of our Annual Report on Form 10-K free of charge by calling (720) 437-6580 or by mailing a request to our Corporate Secretary, 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. Please include your contact information with the request.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by regulations under the Securities Exchange Act to furnish us with copies of all forms they file under Section 16(a).

Based solely on our review of the copies of forms we have received, we believe that all such required reports were timely filed during fiscal 2019.

Appendix A

ANNUAL MEETING OF SHAREHOLDERS OF

AYTU BIOSCIENCE, INC.

March 31, 2020

PROXY VOTING INSTRUCTION

INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-579-1639 in the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
Vote online/phone until 11:59 PM EDT the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING:

The Notice of Annual Meeting of Stockholders and Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IN PROPOSAL 1 AND
“FOR” PROPOSALS 2, 3, AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	The election as director of the nominees listed below.

NOMINEES:	FOR	WITHHOLD
o Joshua R. Disbrow	☐	☐
o Gary V. Cantrell	☐	☐
o Carl C. Dockery	☐	☐
o John A. Donofrio Jr.	☐	☐
o Michael Macaluso	☐	☐
o Ketan Mehta	☐	☐
o Steve Boyd	☐	☐

2.	The ratification of Plante Moran as our independent registered public accounting firm for the fiscal year ending June 30, 2020.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	The approval on an advisory basis, executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	The approval of an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of any whole number up to 1-for-20, as determined by our board of directors, at any time that is up to one year after the date of our 2019 annual meeting of shareholders if and as determined by our board of directors	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	The approval of an adjournment of the Annual Meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐
The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting, the 2019 Annual Report and Annual Report on Form 10-K.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

A-1

Appendix B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AYTU BIOSCIENCE, INC.

Aytu BioScience, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Aytu BioScience, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on June 8, 2015 under the name Aytu BioScience, Inc. This Certificate of Amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

SECOND: That Article IV, Section 1 of the Certificate of Incorporation of this corporation is amended by adding the following paragraph:

“Effective as of 4:30 p.m. Eastern Daylight Time on ________, 201_ (the “Effective Time”), a one-for-__ reverse stock split of the Corporation’s common stock shall become effective, pursuant to which each _____ shares of common stock, par value $0.0001 per share, issued and outstanding or held as treasury shares at the Effective Time (hereinafter called “Old Common Stock”), shall be reclassified and combined into one share of common stock, par value $0.0001 per share (hereinafter called “Common Stock”), automatically and without any action by the holder thereof, subject to the treatment of fractional shares, and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination, rather stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the reclassification and combination shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock in lieu of such fractional share interests. As soon as practicable following the Effective Time, the Corporation will notify its stockholders of record as of the Effective Time to transmit outstanding share certificates to the Corporation’s exchange agent and registrar (“Exchange Agent”) and the Corporation will cause the Exchange Agent to issue new certificates or book entries representing one share of common stock for every ______ shares transmitted and held of record as of the Effective Time. The Corporation’s authorized shares of Common Stock, each having a par value of $0.0001 per share, shall not be changed.”

THIRD: That said Certificate of Amendment, which amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of ___ 201__.

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